UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021
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Bottomline Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission file number: 000-25259

Delaware		02-0433294
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

325 Corporate Drive		03801-6808
Portsmouth,	New Hampshire	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (603) 436-0700

(Former Name or Former Address, if Changed Since Last Report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $.001 par value per share	EPAY	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bruce Bowden as Chief Financial Officer and Treasurer
On March 1, 2021, Bottomline Technologies, Inc., (the “Company”) announced Bruce Bowden had joined the Company as Chief Financial Officer and Treasurer, with Mr. Bowden to assume full responsibilities of the role on March 12, 2021.

Mr. Bowden, age 51, served as Chief Financial Officer of Interactions LLC, a technology company focused on artificial intelligence and the development of intelligent virtual assistants that combine AI and human understanding to improve how businesses and consumers communicate, from August 2018 to February 2021. Prior to that Mr. Bowden led corporate development, strategic planning and investor relations at Nuance Communications, Inc., a software company that provides speech recognition solutions powered by artificial intelligence, including as Chief Transformation Officer from January 2016 to August 2017 and as Executive Vice President, Corporate Strategy and Development from October 2010 to August 2017. Prior to that, Mr. Bowden served in various executive roles with Nokia Corporation, PepsiCo, Inc., Neuf Cegetel and Boston Consulting Group.

In connection with Mr. Bowden’s appointment as Chief Financial Officer and Treasurer, the Company and Mr. Bowden entered into an Executive Employment Agreement, effective as of March 1, 2021 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Bowden will receive an annual base salary of $325,000, is eligible to receive an annual bonus of $200,000 and is eligible to participate in the standard package of benefits made available by the Company from time-to-time to its full-time employees.

In addition, the Company granted to Mr. Bowden a restricted stock award of 35,000 shares of the Company’s common stock that will vest over four years (25% after year one and quarterly thereafter) and, with respect to 35% of the award granted, vesting will further be dependent on the attainment of Company performance targets. Mr. Bowden also received a one-time sign on restricted stock award of 35,000 shares of the Company’s common stock that will vest over four years (25% after one year and quarterly thereafter) and, with respect to 35% of the award granted, vesting will further be dependent on the attainment of Company performance targets. The one-time sign on award was issued in recognition of equity forfeited as a result of Mr. Bowden leaving his previous role.
Under the terms of the Employment Agreement, if Mr. Bowden’s employment is terminated by the Company for reasons other than “Cause” (as defined in the Retention Agreement defined below) unrelated to a change in control, and subject to Mr. Bowden’s execution and non-revocation of a comprehensive release of claims, Mr. Bowden will receive: (i) severance in the form of six months’ base salary continuation, (ii) six months of continued vesting of outstanding unvested equity awards, (iii) provided Mr. Bowden timely elects and remains eligible for benefits continuation pursuant to the federal “COBRA” laws, for up to six months after the date of termination (the “COBRA Continuation Period”), the Company will pay any difference between the premiums for health continuation coverage and the amount for which Mr. Bowden would otherwise be responsible with respect to the medical and dental coverage elected; provided, however, that the COBRA Continuation Period shall not extend beyond the date on which Mr. Bowden becomes covered under another employer insurance plan providing coverage that is substantially similar in the aggregate or greater; and (iv) subject to (ii) above, the treatment of any outstanding long-term incentive awards will be determined in accordance with the terms of the long-term incentive plan and the applicable award agreements.

In the event of Mr. Bowden’s death or disability, any unvested equity grants will vest for the benefit of Mr. Bowden or his heirs, executors and estate. Under the terms of the Employment Agreement, Mr. Bowden is also subject to specified confidentiality, non-competition and non-solicitation obligations.

The Company and Mr. Bowden also entered into an Executive Retention Agreement, effective as of March 1, 2021 (the “Retention Agreement”). Under the terms of the Retention Agreement, if Mr. Bowden’s employment is terminated by the Company other than for Cause, “Disability” or death or by Mr. Bowden for “Good Reason” within twelve months following a “Change in Control Event” (each term as defined in the Retention Agreement), then (i) subject to Mr. Bowden’s execution and non-revocation of a comprehensive release of claims, Mr. Bowden will be entitled to (a) payment of an amount equal to the sum of any accrued but unpaid base salary through the date of termination, (b) an amount equal to his base salary for the six months prior to the date of termination (“Salary Severance”), (c) 50% of his annual bonus opportunity for the most recently completed fiscal year, (d) a pro-rated portion of his annual bonus opportunity for the current fiscal year, (e) the amount of any compensation previously deferred by Mr. Bowden (together with any accrued interest or earnings thereon), (f) an amount equal to 50% of any commissions paid to Mr. Bowden over the previous 12 month period and (g) any accrued but unpaid vacation pay (collectively (a)-(g), the “Accrued Obligations”) and (ii) all shares of restricted stock and restricted stock units will vest and all outstanding stock options will become exercisable in full until the earlier of the second anniversary of the date of termination or the expiration of the original term of the stock option, subject to any contrary treatment provided in connection with the Change of Control Event that is consistent with the underlying plan that covers the stock options. Additionally, provided Mr. Bowden timely elects and remains eligible for benefits continuation pursuant to federal COBRA laws, the Company will pay any difference between the premiums for health continuation coverage and the amount for which Mr. Bowden would otherwise be responsible with respect to the medical and dental coverage elected until the earlier of 12 months after the date of termination and the date on which Mr. Bowden becomes covered under another employer insurance plan that provides substantially similar in the aggregate or greater coverage than the Company’s health plans. However, the Company may end this benefit earlier if the Company reasonably determines that the payment of these premiums would trigger taxes or penalties on the Company or other participants or to the extent Mr. Bowden would be taxed on more than the amount of the premiums.

In addition, if Mr. Bowden’s employment is terminated by reason of his death or Disability within 12 months following a Change in Control Event, then Mr. Bowden (or his estate, as applicable) will be entitled to payment of an amount equal to the Accrued Obligations other than the Salary Severance.
The foregoing descriptions of the Employment Agreement and the Retention Agreement are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Retention Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

In connection with Mr. Bowden’s appointment as Chief Financial Officer of the Company, Mr. Bowden will enter into the Company’s standard form of indemnification agreement previously filed with the Securities and Exchange Commission (the “SEC”). The Indemnification Agreement generally provides that the Company shall indemnify Mr. Bowden to the fullest extent permitted by Delaware law for claims arising in his capacity as an officer of the Company, subject to certain exceptions, against expenses, judgements, fines and other amounts actually and reasonably incurred in connection with his service as an officer and also provide for rights to advancement of expenses.

There are no family relationships between Mr. Bowden and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Bowden and any other person pursuant to which he was elected as an officer of the Company.

Item 7.01. Regulation FD Disclosure.

On March 1, 2021, the Company issued a press release announcing Bruce Bowden’s appointment. The press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of March 1, 2021, between the Company and Bruce Bowden
10.2	Executive Retention Agreement, dated as of March 1, 2021, between the Company and Bruce Bowden
99.1	Press release issued by the Company on March 1, 2021 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES, INC.

March 1, 2021	By:	/s/ Eric K. Morgan
Eric K. Morgan
Executive Vice President, Global Controller